UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2011, we entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $20.0 million from time to time through MLV as our sales agent. The issuance and sale of these shares by us under the Sales Agreement, if any, is subject to the effectiveness of our shelf registration statements on Form S-3, File Nos. 333-154842 and 333-161214, initially filed with the Securities and Exchange Commission on October 30, 2008 and August 10, 2009, respectively. We make no assurance as to the continued effectiveness of these shelf registration statements.

Sales of our common stock through MLV, if any, will be made on The NASDAQ Global Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by us and MLV. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We are not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of the Company’s common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement and (2) termination of the Sales Agreement. The Agreement may be terminated by MLV or the Company at any time upon 10 days notice to the other party, or by MLV at any time in certain circumstances, including the occurrence of a material adverse change in the Company. We will pay MLV an aggregate commission rate equal to 3.0% of the gross proceeds of the sales price per share of any common stock sold through MLV under the Sales Agreement. We have also provided MLV with customary indemnification rights.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into our above-referenced shelf registration statements on Form S-3.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.1	At-The-Market Issuance Sales Agreement, dated June 3, 2011, by and between Cerus Corporation and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: June 6, 2011

	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer